                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


                                March 17, 1997
                               (Date of Report)


                      EQUITY RESIDENTIAL PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)



                                    1-12252
                             (Commission File No.)



          Maryland                                      36-3877868
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
      Incorporation)



Two North Riverside Plaza, Chicago, Illinois                      60606
  (Address of Principal Executive Offices)                      (Zip Code)




                                (312) 474-1300
             (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

     On January 16, 1997, Equity Residential Properties Trust ("EQR") entered into an Agreement and Plan of Merger regarding the planned acquisition of the multifamily property business of Wellsford Residential Property Trust ("Wellsford"), a Maryland real estate investment trust, by EQR through the tax free merger of EQR and Wellsford (the "Merger"). The transaction is valued at approximately $1 billion and includes 75 multifamily properties containing 19,004 units. In the Merger, each outstanding common share of beneficial interest of Wellsford will be converted into .625 of a common share of the surviving Maryland real estate investment trust in the Merger (the "Surviving Trust"). EQR is filing the information contained herein in order to provide investors with additional information relating to the Merger. The Merger is subject to approval of the shareholders of EQR and Wellsford and, therefore, completion of the Merger is conditioned upon such approval and certain other closing conditions. Upon completion of the Merger, the current trustees of EQR, and two current trustees of Wellsford, Jeffrey H. Lynford and Edward Lowenthal, will become trustees of the Surviving Trust.

         In connection with the Merger, EQR is hereby filing additional information regarding the business and properties of Wellsford to be acquired in the Merger.

Wellsford Residential Property Trust was organized on July 21, 1992 as a Maryland real estate investment trust ("REIT") and had its initial public offering on November 27, 1992 (the "IPO").

     Wellsford Residential Property Trust and subsidiaries (the "Company") is a fully-integrated and self-administered equity REIT which owns and operates high quality multifamily communities located in the Southwest and Pacific Northwest regions of the United States. The Company owns and operates 75 multifamily communities (the "Communities") containing 18,296 apartment units with an aggregate historical cost of approximately $710 million.

     The Company's mission is to maximize long-term profitability for its shareholders by providing quality housing and exceptional service for its residents. The Company attempts to achieve its mission by acquiring, developing and operating multifamily communities in target markets, applying sophisticated management and operating techniques, and maintaining a conservative capital structure.

     Management believes, based upon careful analyses of market and economic indicators, that multifamily communities located in the Southwest and Pacific Northwest regions of the United States, such as the Communities, will provide favorable investment returns due to stable demand and limited supply.

     The Company generally seeks to acquire or develop high quality communities that contain many interior and exterior amenities and are well located within major metropolitan markets. The Company engaged in a focused acquisition program which resulted in its portfolio increasing from 18 multifamily communities containing 5,255 apartment units to its current level of 75 multifamily communities containing 18,296 apartment units. The Company has taken advantage of a favorable acquisition climate by generally purchasing communities at below replacement cost and at yields which exceeded the cost of capital required to finance such acquisitions.

     All but one of the Communities are owned directly by the Company and none are owned through a partnership structure commonly referred to as an umbrella partnership or UPREIT. As a result, the Company does not require partners' consents or have conflicts of interests with respect to selling assets or refinancing debt, except with respect to the one Community, which contains 76 units and is owned by a partnership in which the Company has a 50% noncontrolling interest (the "Joint Venture Community").

Acquisition and Development Strategy.
The Company attempts to purchase or develop communities with physical and market characteristics similar to the Communities. The Company generally will seek to acquire or develop multifamily communities that are (i) no more than ten years of age at the time acquisition; (ii) well located in their markets; (iii) capable of enhanced performance through intensive management and cosmetic improvements; and (iv) capable of producing a high component of anticipated total return derived from current income. In connection with its acquisition and development of multifamily communities, the Company will consider such factors as; (i) the geographic location and type of community; (ii) the age, construction quality and cost, condition and design of the community; (iii) the current and projected cash flow of the community and the ability to increase cash flow; (iv) the potential for capital appreciation of the community; (v) the terms of tenant leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the neighborhood in which the community is located; (vii) the occupancy and demand by tenants for communities of similar type in the vicinity; and (viii) the prospects for liquidity through sale, financing or refinancing of the community.

     The Company has generally considered acquiring a community if it meets the criteria described above and has a minimum anticipated Initial Capitalization Rate under current conditions of between 8.5% and 9.5%. Development of communities would generally require anticipated Initial Capitalization Rates of at least 10% upon stabilization of the community. "Initial Capitalization Rate" means estimated net operating cash flow from a community for the 12 months following acquisition or stabilization and is expressed as a percentage of the Company's total capitalized acquisition or development costs for the community , which includes reserves for immediate capital improvements. The Initial Capitalization Rate is calculated on the basis of projected rental rates, expenses and occupancy levels, after adjustments are made to reflect trends and to reflect occupancy rates which the Company believes are sustainable on an ongoing basis. Therefore, an Initial Capitalization Rate constitutes an estimate, and no assurance can be given that actual future results will be consistent with such estimate. Nevertheless, the Company believes that an Initial Capitalization Rate based upon careful criteria is a reasonable estimate of the initial operating returns of a community to be acquired or developed by the Company.

        During 1995, the Company made no new acquisitions. The Company believes that the pace of future acquisitions may continue to be moderate as a result of a decline in Initial Capitalization Rates coupled with the increased cost of capital required to fund acquisitions. In addition to seeking communities to acquire in its existing markets, the Company may explore opportunities in those states adjacent to the states in the Southwest and Pacific Northwest regions of the United States in which it now owns communities.

        The Company intends to develop selectively multifamily communities. It is anticipated that the costs of projects under development at any time will generally not exceed an amount equal to 10% of the total market value of the Company's assets. The Company currently has the following four development projects under construction (collectively, the "Development Communities"):


                                                                     Estimated
                    Number                         Estimated       Stabilization
Name               of Units       Location         Total Cost          Date
--------------------------------------------------------------------------------
Summit               150          Seattle          $15.0 million     Dec. 1996

Seeley Lake III      182          Tacoma           $ 8.9 million     Oct. 1996

Bear Creek II        216          Denver           $18.8 million     Oct. 1996

Blue Ridge           456          Denver           $42.5 million     Oct. 1997
                   -----                           -------------

                   1,004                           $85.2 million
                   =====                           =============

        The Bear Creek II and Blue Ridge projects are being developed pursuant to agreements whereby the Company has committed to purchase the projects for a fixed price from a third-party developer upon their completion, thus reducing its exposure to construction risk. In the State of Washington, where the Company has substantial development experience, the Company plans to develop communities directly. However, in its other target markets, the Company plans to explore entering into agreements to acquire newly developed communities upon completion and achievement of certain specified occupancy rates. The Company currently intends to fund the acquisition and construction of the Development Communities with working capital, proceeds from $14.8 million of tax-exempt bonds, and proceeds from its line of credit with The First National Bank of Boston.

        The Company will be subject to the risks of real estate development with respect to the Development Communities, including the lack of financing, construction delays, budget overruns and lease-up. The Company will be subject to similar risks in connection with any future development of other communities.

        From time to time, the Company engages in the rehabilitation of its communities in order to reposition a community within its market or where it believes rehabilitation will enhance its ability to increase cash flow through higher occupancy and rental rates.

Operating Strategy and Management.
The Company aggressively manages the Communities by monitoring daily community performance. The Company uses sophisticated management information systems to identify and track competing properties, monitor resident satisfaction and manage apartment inventory. Each of the Communities is equipped with an on-site computer which compiles occupancy, tenant traffic, leasing and turnover statistics, as well as standardized revenue and expense data. This information is electronically transferred from the Communities to the Company's offices in Denver, Tacoma and New York.

     The Company manages all of its Communities in Arizona, Colorado, New Mexico, Oklahoma, Washington and San Antonio, totalling approximately 84% of the Company's portfolio. The Company has a total of approximately 540 employees, of which approximately 460 participate in the on-site management of the Communities, including such tasks as leasing, rent collection, maintenance and repairs. The Company's other employees work at the Company's executive and regional offices. The Company currently retains local property management companies supervised by the Company for all its Communities in other locations.

     The Company places special emphasis on its Resident Satisfaction Surveys to measure the quality of its management and to obtain information about its residents. Results from the Company's most recent Resident Satisfaction Survey, which was returned by approximately 26% of the Company's residents, indicated that nine out of ten residents would recommend their community to a friend.

     The Company attempts to balance rent increases with high occupancy and controlled turnover costs. The Company believes that the management techniques described above have contributed to the strong operating performance of its portfolio, including a weighted average physical occupancy rate in excess of 94% for the seven year period ended December 31, 1995.

     Each of the Communities is operated by a staff of approximately six to seven individuals which includes a resident manager, assistant manager, leasing agents, and a maintenance and apartment preparation staff. Policies and procedures utilized at the community sites follow established federal and state laws and regulations, including lease contracts, onsite marketing procedures, credit collection and eviction standards. As a result of active on-site management and strict prospective tenant qualification standards, the Company experiences low rent loss due to delinquencies or early lease terminations.

     The Company offers leases of six to 12 months in term. Individual community lease programs are structured to respond to local market conditions. None of the Communities are currently subject to rent control or rent stabilization regulations. Standard lease terms stipulate due dates for rent payments, late charges (typically with no grace period), no offset or withholding provisions, security deposits and damage reimbursement clauses, as well as many other provisions considered favorable to the property owner. Non-payment of rent generally will be handled at the communities within 15 days from the beginning of the month, with either collection or eviction occurring within that time period.

     All of the Communities are located in developed areas. There are numerous other multifamily properties and real estate companies within the market area of each such Community which will compete with the Company for tenants and development and acquisition opportunities. The number of competitive multifamily properties and real estate companies in such areas could have a material effect on (i) the Company's ability to rent the apartments at the Communities and the rents charged and (ii) development and acquisition opportunities. The Company competes for tenants and acquisitions with others who may have greater resources than the Company.

Southwest and Pacific Northwest Regions.
Management believes, based upon careful analyses of market and economic indicators, that multifamily communities located in the Southwest and Pacific Northwest regions of the United States, such as the Communities, will provide favorable investment returns due to the following factors:

     Stable Demand. According to data published by the U.S. Census Bureau and National Planning Corporation, both population growth and household formation within the Southwest and Pacific Northwest regions of the United States in the 1990s are projected to be above the national average, which should provide stable demand for apartments. The Company expects these regions' economics to continue to improve due to such advantages as competitive wage rates, low energy rates, moderate tax burdens and, in certain cases, proximity to expanding Latin American markets. The Company also believes that in addition to population growth driven by favorable job opportunities, these regions will continue to benefit from the relocation of people from the rest of the country.

     Limited Supply. As the following information indicates, the supply of new apartment units in certain of the Company's markets has decreased substantially since the 1980's.

NEW APARTMENT UNITS




                           1982-      1989-  Percentage
                           1988       1995    Decrease
-------------------------------------------------------
Denver, Colorado          36,696     11,892     68%

San Antonio, Texas        39,683      5,356     87%

Phoenix, Arizona         110,941     19,378     83%

Tulsa, Oklahoma           16,099        845     95%

Oklahoma City, OK         24,279        352     99%
                         -------     ------     ---
Total New Apartment
  Units                  227,698     37,823     83%
                         =======     ======     ===

Source: The REIS Reports, Inc.

     In the Seattle, Washington market, according to the REIS Reports, Inc., the supply of new apartment units for 1994 was at a ten-year low of approximately 3,100 units, having averaged approximately 8,900 apartment units per annum between 1984 and 1994. During 1995 there were 2,000 new apartment units in Seattle.

Financing Strategies.

The Company seeks to maintain a well balanced, conservative and flexible capital structure by: (i) targeting a ratio of long-term debt to total market value of assets of approximately 35%; (ii) extending and sequencing the maturity dates of its debt; (iii) borrowing generally at fixed rates; (iv) borrowing generally on an unsecured basis; and (v) maintaining conservative debt service and fixed charge coverage ratios. Furthermore, the Company's strategy of maintaining a conservative ratio of shareholder distributions to funds from operations applicable to common shareholders enables the Company to retain funds for capital improvements, acquisitions, development, other investments and scheduled payments of principal and interest on indebtedness. Management believes that these strategies have enabled and should continue to enable the Company to access the debt and equity capital markets for its long-term capital requirements such as debt refinancings and financings for acquisitions and development.

     Since the IPO, the Company has demonstrated its ability to access several different sources of financing. The proceeds from these financings have been used to acquire and develop communities and prepay debt and for working capital purposes. These financings have included: (i) a public offering of 2,594,000 common shares in July 1993 for an aggregate of approximately $64.9 million (the "July 1993 Offering"), (ii) a public offering of 4,000,000 convertible preferred shares in November 1993 for an aggregate of $100 million (the "Series A Preferred Offering"), (iii) private offerings to domestic and foreign institutional investors of 1,550,000 common shares in August 1994 for an aggregate of approximately $32.6 million (the "August 1994 Private Placement"),
(iv) the sale, in four separate secured transactions, of approximately $42.7 million of tax-exempt bonds (the "Tax-Exempt Bonds"), (v) a $150 million unsecured revolving credit facility with The First National Bank of Boston (the "Bank of Boston Credit Facility"), (vi) the assumption of certain indebtedness, including a $100 million non-recourse mortgage loan from General Electric Capital Corporation ("GECC") assumed in connection with the acquisition of the Communities located in Oklahoma (the "GECC Oklahoma Loan"), and a $115 million non-recourse structured real estate mortgage (the "REMIC") assumed in connection with the merger of Holly Residential Properties, Inc. into a wholly-owned subsidiary of the Company (the "Holly Acquisition"), (vii) the issuance of approximately 6,000,000 common shares in connection with the Holly Acquisition at an aggregate market value of approximately $119.7 million, (viii) the issuance of $100 million of senior unsecured notes due in 2002 (the "2002 Notes") in January 1995, (ix) the issuance of $55 million of senior unsecured notes due in 2000 (the "2000 Notes") and $70 million of senior unsecured notes due in 2005 (the "2005 Notes") in August 1995 and (x) a public offering of 2,300,000 preferred shares in August 1995 for an aggregate of $57.5 million (the "Series B Preferred Offering").

Multifamily Communities.
The Company owns and operates 75 multifamily communities located in eight states
- Washington (30 communities), Texas (11), Oklahoma (10), Colorado (10), Arizona
(7), Nevada (3), Utah (3) and New Mexico (1). Substantially all of the Communities are located in and around the following major metropolitan areas:
Albuquerque (1 community), Dallas (2), Denver (9), Las Vegas (3), Oklahoma City
(5), Phoenix (5), Salt Lake City (3), San Antonio (9), Seattle (14), Tacoma
(16), Tucson (2), and Tulsa (5). The Communities include 47 multifamily communities having 200 or more apartment units with the largest community having 590 apartment units. Forty-seven of the Communities were built since 1986, 26 were built between 1980 and 1985 and two were built in 1979. All of the Communities are garden style communities except for four mid-rise buildings (345 apartment units) in downtown Seattle and the Joint Venture Community. As of December 31, 1995, the Communities had an average physical occupancy rate of approximately 95.4%. All of the Communities provide residents with attractive amenities. The Company manages all of its Communities in Arizona, Colorado, New Mexico, Oklahoma, Washington and San Antonio. The Company currently retains local property management companies supervised by the Company for all its Communities in the other locations.

     The Company believes the Communities provide the opportunity for increased cash flows and appreciation in value through increases in occupancy rates and rents, as well as expense controls. The Company also believes that the Communities are well located in their markets and are well constructed and designed.

     The Communities are geographically diversified as follows:

                    Number of          Number      Historical Cost
State              Communities       of Units          (000's)
---------------------------------------------------------------------
Arizona                 7               2,110           $115,643

Colorado               10               2,646             99,570

Nevada                  3                 966             39,317

New Mexico              1                 472             17,876

Oklahoma               10               3,121             98,820

Texas                  11               2,725             63,891

Utah                    3               1,298             36,383

Washington             30               4,958            238,709
                       --              ------           --------
                       75              18,296           $710,209
                       ==              ======           ========

The following tables present information concerning the Communities:

                                                                               Average       1994          1995
                                     Square         Acreage         Year      Unit Size     Average       Average    Encumbrance
Property                  Units      Footage       (approx.)     Contructed   (Sq. Ft.)    Occupancy     Occupancy     (000's)
----------------------------------------------------------------------------------------------------------------------------------
Albuquerque, NM
Mountain Run               472       335,744          16            1985         711         95.4%         94.7%           -
Dallas, TX
Burn Brae                  282       221,966          12            1984         787         98.3%         97.8%           -
Calais                     264       206,210          13            1986         781         94.8%         96.1%           -
Denver, CO
Bear Creek Run             256       231,182          16            1987         903         97.3%         96.5%           -
Cimarron Ridge             296       229,048          10            1984         774         93.5%         97.3%           -
Colinas Pointe             272       213,984          13            1986         787         96.4%         96.4%           -
Highland Point             318       237,886          14            1984         748         94.8%         96.1%           -
Ironwood at the Ranch      226       184,081           9            1986         815         93.4%         94.4%     $ 6,150
The Marks                  336       289,596          16            1987         862         97.0%         94.2%     $10,337
The Registry               208       156,558           9            1987         753         94.3%         96.3%           -
Sterling Point             143       130,120           9            1979         910         96.9%         95.9%           -
Warwick Station            332       250,432          18            1986         754         96.4%         95.0%     $10,462
Fort Collins, CO
Parkwood East              259       215,064          25            1986         830         98.3%         96.1%     $ 4,928
Las Vegas, NV
Catalina Shores            256       230,872          14            1989         902         98.2%         96.8%           -
Crossings at Green Valley  384       330,714          15            1986         861         97.7%         97.2%           -
Reflections at the Lakes   326       274,992          16            1989         844         97.9%         96.5%           -
Oklahoma City, OK
Augusta                    197       153,308           7            1986         778         96.4%         96.8%           -
Heritage Park              452       392,218          23            1983         868         92.5%         90.5%           -
Invitational               344       254,976          10            1983         741         93.2%         93.9%           -
Raindance                  504       327,248          22            1984         649         90.3%         91.9%           -
Windrush                   160       130,112          10            1982         813         90.0%         91.8%           -
Phoenix, AZ
Copper Creek               144       146,024           8            1984        1014         95.1%         94.9%           -
Crown Court                416       464,582          27            1987        1117         94.0%         95.1%     $ 5,767
Dos Caminos                264       265,884          16            1983        1007         95.3%         96.0%           -
The Pointe ASM             364       309,548          14            1988         850         90.5%         94.7%     $12,900
San Tropez                 316       332,080          13            1989        1051         90.5%         96.0%           -
Salt Lake City, UT
Quail Cove                 420       362,580          17            1987         863         95.9%         97.2%           -
Settlers Point             288       263,040          16            1986         913         95.6%         95.6%           -
Springs of Country Woods   590       486,648          24            1982         825         95.7%         95.9%           -
San Antonio, TX
Copperfield                258       197,736          10            1984         766         96.5%         92.6%           -
Countryside                220       159,214           9            1980         724         95.3%         94.0%           -
Forest Valley              185       149,493           8            1983         808         94.1%         93.6%           -
Landera                    184       168,176           9            1983         914         94.3%         93.3%           -
The Overlook(A)            411       298,133          16            1985         725         93.1%         91.5%           -
Regatta(B)                 200       171,634          10            1983         858         96.8%         92.7%           -
Trails End                 308       202,376          19            1983         657         94.1%         94.4%           -
Villas of Oak Creste(C)    280       208,446          10            1979         744         92.6%         92.3%           -
Waterford                  133        87,376           5            1983         657         94.7%         96.4%           -
Seattle, WA
North Creek Heights        114       104,306           9            1990         915         95.2%         96.4%           -
Panther Ridge              260       221,000          20            1980         850         93.7%         94.4%           -


                                                                               Average       1994         1995
                                         Square      Acreage       Year       Unit Size     Average      Average    Encumbrance
Property                        Units    Footage    (approx.)   Constructed   (Sq. Ft.)    Occupancy    Occupancy      (000s)
------------------------------------------------------------------------------------------------------------------------------------

Seattle, WA (continued)
Highland Creste                 198      192,556       10          1989          973         96.0%        94.8%          -
Ridgegate                       153      141,594        9          1990          925         92.9%        96.9%          -
Whitedove Pointe                 96      102,834        5          1992         1071         93.3%        93.3%          -
Cherry Hill                     108      101,390        7          1991          939         96.3%        95.0%          -
Plum Tree Park                  196      174,310        8          1991          889         96.9%        98.3%          -
Firdale Village                 386      323,522       23          1986          838         96.5%        95.1%          -
Marsha Lake                     155      135,662        8          1991          875         92.4%        93.6%          -
Country Club Village            151      157,898        7          1991         1046         95.4%        94.0%          -
2300 Elliott                     91       67,403      0.5          1992          741         95.3%        93.9%          -
Metropolitan Park                82       49,702      0.4          1991          606         93.4%        95.5%          -
Seventh & James                  96       61,282      0.7          1992          638         93.9%        92.1%          -
2nd & Roy (D)                    76       60,800      0.7          1993          800         89.1%        96.5%          -
Tacoma, WA
Merrill Creek                   149      138,867       15          1994          932         90.3% (H)    92.0%      $  5,738
Stoney Creek                    231      211,580       16          1990          916         94.7%        92.1%          -
Windridge                        80       65,111        4          1989          814         97.2%        96.3%          -
Surprise Lake Village           338      328,032       32          1986          971         95.4%        93.9%          -
Cambridge                        96       86,473        5          1988          901         99.0%        93.5%          -
Chestnut Hills                  157      143,236        8          1991          912         95.2%        91.7%          -
The Hamptons                    230      202,324       11          1991          880         94.3%        93.3%      $  6,100
Windemere                        36       30,000        3          1987          833         98.5%        95.1%          -
Crown Pointe                     76       68,060        4          1987          896         92.3%        93.8%          -
Gold Pointe                      84       88,422        5          1990         1053         94.7%        93.0%          -
The Village at Seeley Lake      340      312,627       17          1990          919         95.3%        90.9%          -
Silver Ridge                     44       43,208        2          1987          982         95.5%        89.0%          -
The Pointe at Westridge         207      193,219       12          1989          933         94.8%        95.2%          -
The Village at Westridge        318      321,805       16          1991         1012         94.7%        91.3%          -
Westridge                       189      171,651       10          1987          908         94.6%        93.9%          -
The Ridgetop (E)                221      197,250       13          1988          893         93.6%        95.0%          -
Tucson, AZ
Mission Palms                   360      372,918       35          1980         1036         94.6%        94.4%          -
Skyline Gateway                 246      179,422        8          1985          729         98.3%        95.5%          -
Tulsa, OK
Wellsford Oaks (F)              300      216,368        9          1991          721         93.7%        92.7%          -
Hunnington Hollow (G)           288      180,648        9          1981          627         93.3%        92.4%          -
One Eton Square                 448      313,904       17          1985          701         94.2%        95.8%          -
Silver Springs                  200      143,704       12          1984          719         93.4%        94.6%          -
Woodland Oaks                   228      180,273       12          1983          791         93.6%        94.4%          -
------------------------------------------------------------------------------------------------------------------------------------

All Communities              18,296   15,352,642      911                        840         94.8% (H)    94.6%      $ 62,382
====================================================================================================================================

(A)    Formerly known as Springtree.
(B)    Formerly known as Polo Run.
(C)    Formerly known as Beacon Hill.
(D)    The Community is the Joint Venture Community.
(E) During 1995, the Company combined the operations of its Ridgetop I and Ridgetop II Communities.
(F)    Formerly known as Lincoln Oaks.
(G)    Formerly known as The Mill.
(H) Construction of the Community known as Merrill Creek was completed in June 1994. The figure shown represents December, 1994 occupancy. Consequently, occupancy information regarding Merrill Creek is not included in the 1994 total figure.

Item 7.

A. Financial Statements of Business to be Acquired.

                        REPORT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of Wellsford Residential Property Trust and Subsidiaries

We have audited the accompanying consolidated balance sheets of Wellsford Residential Property Trust and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require the we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wellsford Residential Property Trust and subsidiaries at December 31, 1995 and 1994, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                           /s/ Ernst & Young LLP

New York, New York
February 9, 1996

   In connection with the Merger, EQR is hereby filing the financial statements and notes thereto of Wellsford for the year ended December 31, 1995 and the quarterly period ended September 30, 1996.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                      December 31,
                                                                               ---------------------------
                                                                                   1995            1994
                                                                               ------------    -----------
ASSETS
   Real Estate assets, at cost - Notes 4, 5 and 6
      Land                                                                     $105,121,296  $111,378,229
      Buildings and improvements                                                605,087,385   631,032,692
                                                                               ------------  ------------
                                                                                710,208,681   742,410,921
         Less, accumulated depreciation                                         (58,490,833)  (34,777,050)
                                                                               ------------  ------------
                                                                                651,717,848   707,633,871
      Construction in progress                                                   26,189,876     5,107,887
                                                                               ------------  ------------
                                                                                677,907,724   712,741,758
   Cash and cash equivalents                                                     29,444,008    13,152,692
   Restricted cash - Note 3                                                      12,916,328     3,796,833
   Deferred financing costs                                                       5,928,869    13,187,727
   Prepaid and other assets                                                       3,441,408     2,875,096
                                                                               ------------  ------------
   Total Assets                                                                $729,638,337  $745,754,106
                                                                               ============  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities:
      Senior unsecured notes - Note 8                                          $223,306,778  $    --
      Mortgage notes payable - Note 5                                            77,136,941   208,858,306
      Unsecured credit facilities - Note 7                                          --        140,000,000
      Accrued expenses and other liabilities                                     16,403,724    12,580,576
      Dividends payable - Note 10                                                11,310,053     9,359,190
      Security deposits                                                           3,122,229     3,300,836
                                                                               ------------   -----------
      Total Liabilities                                                         331,279,725   374,098,908
                                                                               ------------   -----------
   Commitments and contingencies - Notes 4, 5,
      7, 8, 9, 10, 11 and 12                                                        --            --

   Shareholders' Equity:
      Shares of beneficial interest,
         100,000,000 shares authorized -
         3,999,800 and 4,000,000 Series A Convertible
         Preferred Shares, $.01 par value per share,
         liquidation preference $25 per share, issued
         and outstanding at December 31, 1995 and
         1994, respectively;                                                         39,998        40,000
         2,300,000 Series B Preferred Shares, $.01
         par value per share, liquidation preference
         $25 per share, issued and outstanding;                                      23,000        --
         17,026,342 and 16,909,311 Common Shares, $.01 par
         value per share, issued and outstanding at
         December 31, 1995 and 1994, respectively                                   170,264       169,093
      Paid in capital in excess of par                                          459,634,825   402,013,756
      Distributions in excess of net income - Note 10-                          (55,284,084)  (24,637,963)
      Deferred compensation and shareholder loans
         receivable - Note 11                                                    (6,225,391)   (5,929,688)
                                                                               ------------   -----------
   Total Shareholders' Equity                                                   398,358,612   371,655,198
                                                                               ------------  ------------
   Total Liabilities and Shareholders' Equity                                  $729,638,337  $745,754,106
                                                                               ============  ============

See accompanying notes                     12

             Wellsford Residential Property Trust and Subsidiaries
                     Consolidated Statements of Operations

                                                                               For the Years  Ended December 31,
                                                                            ------------- ------------ ------------
                                                                                 1995         1994         1993
                                                                            ------------- ------------ ------------
REVENUE
   Rental income                                                             $123,566,442  $78,789,579  $39,577,804
   Other income                                                                 5,441,497    3,340,899    1,644,480
   Interest income                                                              2,224,263      663,429      784,474
                                                                            ------------- ------------ ------------
      Total Revenue                                                           131,232,202   82,793,907   42,006,758
                                                                            ------------- ------------ ------------

EXPENSES
   Property operating and maintenance                                          40,919,501   27,476,613   13,799,023
   Real estate taxes                                                            9,595,845    5,869,684    3,277,472
   Depreciation and amortization                                               26,912,423   17,535,935    8,407,469
   Property management                                                          4,950,773    3,139,266    1,513,624
   Interest                                                                    26,972,892   15,297,950    5,346,009
   General and administrative                                                   4,360,566    3,979,875    2,471,912
                                                                            ------------- ------------ ------------
      Total Expenses                                                          113,712,000   73,299,323   34,815,509
                                                                            ------------- ------------ ------------

Gain (loss) on sale of investment communities                                    (819,288)          --      882,118
(Loss) on joint venture communities                                              (279,594)          --           --
                                                                            ------------- ------------ ------------

Income before extraordinary items                                              16,421,320    9,494,584    8,073,367

Extraordinary item - (loss) on early
   extinguishment of debt - Note 5                                             (5,553,048)          --           --
                                                                            ------------- ------------ ------------

Net income                                                                     10,868,272    9,494,584    8,073,367

Preferred dividends                                                             8,972,681    7,000,000      972,400
                                                                            ------------- ------------ ------------

Net income available to common shareholders                                  $  1,895,591  $ 2,494,584  $ 7,100,967
                                                                            ============= ============ ============

Income per common share before
   extraordinary items                                                              $0.44        $0.25        $0.91
                                                                            ============= ============ ============

Net income per common share                                                         $0.11        $0.25        $0.91
                                                                            ============= ============ ============

Weighted average number of common shares
   outstanding                                                                 16,937,731   10,070,278    7,812,591
                                                                            ============= ============ ============

Cash dividends declared per common share                                            $1.92        $1.80        $1.68
                                                                            ============= ============ ============

See accompanying notes

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                     Series A                      Series B
                                                 Preferred Shares              Preferred Shares
                                              ---------------------        -----------------------
                                               Shares      Amount            Shares       Amount
JANUARY 1, 1993
Public offering of common
   shares (net of issuance costs)
Public offering of Series A
   preferred shares
   (net of issuance costs)                     4,000,000   $ 40,000
Shares issued pursuant
   to deferred compensation
   and shareholder loan
   plans - Note 11
   (net of issuance costs)
Deferred compensation
   and shareholder loans receivable
Net income
Common dividends declared
Preferred dividends declared                  ----------------------       -----------------------
DECEMBER 31, 1993                              4,000.000     40,000
Repurchase of common
   shares
Private offering of common
   shares (net of issuance costs)
Issuance of common shares
   in connection with Holly
   Acquisition (net of issuance costs)
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)
Deferred compensation and
   shareholder loans receivable
Amortization of deferred
   compensation and shareholder
   loans receivable
Net income
Common dividends declared
Preferred dividends declared                  ----------------------       -----------------------
DECEMBER 31, 1994                              4,000,000     40,000
Public offering of Series B
   preferred shares (net of                                                   2,300,00    $23,000
   issuance costs)
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)
Conversion of Series A
   preferred shares into
   common shares                                    (200)        (2)
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)
Deferred compensation and
   shareholder loans receivable
Amortization of deferred
   compensation and shareholder
   loans receivable
Net income
Common dividends declared
Preferred dividends declared                  ----------------------       -----------------------
DECEMBER 31, 1995                              3,999,800   $ 39,998          2,300,000  $23,000
                                              ======================       =======================

See accompanying notes

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
        FOR THE YEAR ENDED DECEMBER 31, 1995, 1994 AND 1993 (CONTINUED)

                                                                                 Distributions        Total
                                            Common Shares           Paid -In      In Excess of     Shareholders'
                                    -----------------------------
                                       Shares          Amount       Capital        Net Income         Equity
                                       ------          ------     ------------ ----------------- -----------------
JANUARY 1, 1993                     6,508,450         $ 65,085     $90,280,424         ($359,470)     $ 89,986,039
Public offering of common
   shares (net of issuance costs)   2,594,000           25,940      60,533,252                          60,559,192
Public offering of Series A
   preferred shares
   (net of issuance costs)                                          95,259,530                          95,299,530
Shares issued pursuant
   to deferred compensation
   and shareholder loan
   plans - Note 11
   (net of issuance costs)            104,262            1,042       2,735,360                           2,736,402
Deferred compensation
   and shareholder loans
   receivable                                                       (2,750,000)                         (2,750,000)
Net income                                                                             8,073,367         8,073,367
Common dividends declared                                                            (13,156,946)      (13,156,946)

Preferred dividends declared                                                            (972,400)         (972,400)
                                    ----------------------------- ------------ ----------------- -----------------
DECEMBER 31, 1993                   9,206,712           92,067     246,058,566        (6,415,449)      239,775,184
Repurchase of common
   shares                             (13,819)            (138)       (347,548)                           (347,686)
Private offering of common
   shares (net of issuance costs)   1,550,000           15,500      30,887,605                          30,903,105
Issuance of common shares
   in connection with Holly
   Acquisition (net of issuance
    costs)                          5,985,168           59,852     119,143,508                         119,203,360
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance
    costs)                            181,250            1,812       3,521,625                           3,523,437
Deferred compensation and
   shareholder loans receivable                                     (3,523,437)                         (3,523,437)
Amortization of deferred
   compensation and shareholder
   loans receivable                                                    343,749                             343,749
Net income                                                                             9,494,584         9,494,584
Common dividends declared                                                            (20,717,098)      (20,717,098)
Preferred dividends declared                                                          (7,000,000)       (7,000,000)
                                   ------------------------------ ------------ ----------------- -----------------
DECEMBER 31, 1994                  16,909,311          169,093     396,084,068       (24,637,963)      371,655,198
Public offering of Series B
   preferred shares (net of
   issuance costs)                                                  55,231,512                          55,254,512
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)             81,376              814       1,584,562                           1,585,376
Conversion of Series A
   preferred shares into
   common shares                          162                2                                            --
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)   35,493              355         864,370                             864,725
Deferred compensation and
   shareholder loans receivable                                       (875,000)                           (875,000)
Amortization of deferred
   compensation and shareholder
   loans receivable                                                    519,922                             519,922
Net income                                                                            10,868,272        10,868,272
Common dividends declared                                                            (32,541,712)      (32,541,712)
Preferred dividends declared                                                          (8,972,681)       (8,972,681)
                                   ------------------------------ ------------ ----------------- -----------------
DECEMBER 31, 1995                  17,026,342         $170,264    $453,409,434      $(55,284,084)     $398,358,612
                                   ============================== ============ ================= =================

See accompanying notes                15

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            For the Years Ended December 31,
                                                                   -------------------------------------------------
                                                                         1995            1994           1993
                                                                   ----------------  -------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                        $   10,868,272  $   9,494,584  $   8,073,367
   Adjustments to reconcile net income to net
     cash provided by operating activities:
         Depreciation and amortization                                   29,966,707     20,437,548      8,956,275
         (Gain) loss on sale of investment communities                      819,288       --             (882,118)
         Loss on early extinguishment of debt                             5,553,048       --             --
         Decrease (increase) in assets
            Escrow cash                                                   1,461,324       (381,590)    (1,623,761)
            Debt service reserve                                        (10,580,819)      (258,635)      (184,014)
            Rent receivables                                                358,678       (672,671)      (118,994)
            Prepaid and other assets                                       (787,832)    (1,244,275)      (709,683)
         (Decrease) increase in liabilities
            Accounts payable                                              1,824,210        770,939         87,102
            Accrued expenses and other liabilities                        2,252,959      5,787,321      4,427,340
            Security deposits                                                30,173      1,811,208        560,808
                                                                   ----------------  -------------  ----------------
         Net cash provided by operating activities                       41,766,008     35,744,429     18,586,322
                                                                   ----------------  -------------  ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in real estate assets                                    (27,966,487)   (87,044,798)  (134,134,034)
   Deposits on real estate assets                                          (200,000)      --             (350,400)
   Net proceeds from sale of real estate assets                          35,511,101       --            7,283,073
                                                                   ----------------  -------------  ----------------
         Net cash provided by (used in) investing
           activities                                                     7,344,614    (87,044,798)  (127,201,361)
CASH FLOWS FROM FINANCING ACTIVITIES:                              ----------------  -------------  ----------------

   Payment of deferred financing costs                                   (4,637,168)    (4,014,601)    (1,353,501)
   Net proceeds from sale of rate protection agreements                   3,055,500       --             --
   Net proceeds from mortgage notes payable                              15,549,971     21,581,450       --
   Net proceeds from senior unsecured notes                             223,205,050       --             --
   Net proceeds (payment) from credit facilities                       (140,000,000)   140,000,000       --
   Principal payments on mortgage notes                                (146,090,053)  (132,808,320)   (20,464,315)
   Prepayment premium on mortgage notes                                  (1,178,966)      --             --
   Distributions to shareholders                                        (39,563,528)   (23,197,125)   (10,331,479)
   Net proceeds from dividend reinvestment plan                           1,585,376       --             --
   Net proceeds from offerings of common shares                            --           30,903,105     60,559,192
   Net proceeds from offerings of preferred shares                       55,254,512       --           95,299,530
   Repurchase of common shares                                             --             (347,686)      --
                                                                   ----------------  -------------  ----------------
         Net cash provided by (used in) financing
          activities                                                    (32,819,306)    32,116,823    123,709,427
                                                                   ----------------  -------------  ----------------
Net increase (decrease) in cash and cash
   equivalents                                                           16,291,316    (19,183,546)    15,094,388
Cash and cash equivalents, beginning of year                             13,152,692     32,336,238     17,241,850
                                                                   ----------------  -------------  ----------------
Cash and cash equivalents, end of year                               $   29,444,008  $  13,152,692  $  32,336,238
                                                                   ================  =============  ================
SUPPLEMENTAL INFORMATION:
   Cash paid during the year for interest                            $   19,627,141  $  12,061,431  $   4,511,288
   Fourth quarter dividends declared                                 $   11,310,053  $   9,359,190  $   4,839,219

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
   Purchase money and other mortgage notes
      assumed, and common shares issued, in
      connection with the acquisition of certain
      multifamily communities and other assets:
   Cost of assets acquired                                           $     --        $ 434,779,640  $  28,347,158
   Value of common shares issued                                           --         (119,203,360)      --
   Net cash paid                                                           --          (66,594,551)   (10,420,486)
                                                                   ----------------  -------------  ----------------
   Purchase money and other mortgage notes                           $     --        $ 248,981,729  $  17,926,672
                                                                   ================  =============  ================

See accompanying notes                16

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(1)  ORGANIZATION AND BUSINESS

     Wellsford Residential Property Trust was organized on July 21, 1992 as a Maryland real estate investment trust ("REIT"). Wellsford Residential Property Trust and its subsidiaries ("the Company") is a fully integrated and self-administered equity REIT engaged in the acquisition, development and operation of multifamily communities located in the Southwest and Pacific Northwest regions of the United States. At December 31, 1995, the Company owned 75 multifamily communities containing 18,296 apartment units (the "Communities").

     In December 1994, the Company consummated a merger (the "Holly
          Acquisition") with Holly Residential Properties, Inc. ("Holly"), a public REIT which owned and operated 34 multifamily communities containing 5,223 apartment units located in the Puget Sound region of the State of Washington (the "Holly Communities"). The merger was financed through the issuance of approximately six million common shares and the assumption of approximately $129.7 million of mortgage notes.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation and Financial Statement Presentation
     ----------------------------------------------------------------

     The accompanying consolidated financial statements include the accounts of Wellsford Residential Property Trust and its wholly-owned subsidiaries. Investments in partnerships where the Company does not have a controlling interest are accounted for under the equity method. All significant intercompany accounts and transactions among Wellsford Residential Property Trust and its subsidiaries have been eliminated in consolidation.

     The Holly Acquisition has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

     Income Recognition
     ------------------
     Residential communities are leased under operating leases with terms generally one year or less. Rental revenue is recognized monthly as it is earned.

     Cash and Cash Equivalents
     -------------------------
     The Company considers all demand and money market accounts and short term investments in government funds with an original maturity of three months or less to be cash and cash equivalents.

     Real Estate and Depreciation
     ----------------------------
     Costs directly related to the acquisition and improvement of real estate are capitalized, including all improvements identified during the underwriting of a community acquisition. Only those expenditures which generally do not recur annually and/or that will increase the revenue potential of a property or substantially extend its useful life are capitalized.

     Ordinary repairs and maintenance are expensed as incurred. Expenditures for painting, and replacement of items such as carpets, appliances and blinds are generally expensed; major replacements and betterments are capitalized and depreciated over their estimated useful

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     lives. Depreciation is computed over the expected useful lives of depreciable property on a straight line basis, principally 25 years for buildings and improvements and 5 to 12 years for furnishings and equipment.

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 has not had an impact on the Company's consolidated financial statements.

     Financing Costs
     ---------------
     The Company has incurred costs relating to certain financings, refinancings and two credit facilities (Notes 5, 6, 7 and 8). Financing and refinancing costs are capitalized and amortized over the term of the related loan under the interest method. Credit facility fees are capitalized and amortized over the term of the commitment on a straight-line basis.

     Interest Rate Protection Agreements
     -----------------------------------
     In November 1992, the Company acquired a four-year interest rate protection agreement for $1.9 million with a notional amount of $56.5 million. In connection with the Holly Acquisition, the Company acquired an interest rate protection agreement valued at $9.1 million. The costs of these interest rate protection agreements were amortized over the life of the agreements into interest expense using an effective yield method.

     Share Based Compensation
     ------------------------
     SFAS 123 "Accounting for Stock-Based Compensation" establishes a fair value based method of accounting for share based compensation plans, including share options. The disclosure requirements of SFAS 123 shall be effective for financial statements for fiscal years beginning after December 15, 1995. However, registrants may elect to continue accounting for share option plans under Accounting Principles Board ("APB") 25, but will be required to provide proforma net income and earnings per share information "as if" the new fair value approach had been adopted. Because the Company intends to continue accounting for its share option plan under APB 25, there would have been no impact on the Company's consolidated financial statements resulting from adoption.

     Income Taxes
     ------------
     The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its shareholders and satisfies certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

     In connection with the Company's initial public offering, the tax basis of the real estate assets has been recorded based upon the value of the consideration paid by the Company. In connection with the Holly Acquisition, the tax basis of the real assets has been recorded based on Holly's tax basis. Accordingly, the tax basis of the real estate

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (Continued)


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     assets exceeds the book basis by approximately $58.5 million.

     Per Share Data
     --------------
     Earnings per common share are computed based upon the weighted average number of common shares outstanding during the period and after giving effect for the payment of dividends on the Company's preferred shares.

     Primary earnings per common share are based upon the weighted average number of such shares and the assumed equivalent shares outstanding during the period. The assumed exercise of outstanding share options, using the treasury stock method, is not materially dilutive and such amounts are not presented.

     Fully diluted earnings per common share are based upon the increased number of common shares that would be outstanding assuming the exercise of common share options and the conversion of the convertible preferred shares. Since fully diluted earnings per share amounts are antidilutive, such amounts are not presented.

     Estimates
     ---------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  RESTRICTED CASH

     Restricted cash primarily consists of escrow deposits for real estate taxes and security deposits, and debt service reserve balances. At December 31, 1995 and 1994, escrow deposits amounted to $1,255,087 and $2,716,412, respectively, and debt service reserve balances amounted to $11,661,241 and $1,080,421, respectively.

(4)  MULTIFAMILY COMMUNITIES

     At December 31, 1992, the Company owned 20 communities containing a total of 5,745 apartment units.

     In 1993, the Company acquired 13 additional multifamily communities containing an aggregate of 3,588 apartment units, located in Colorado (4 communities), Arizona (3), Texas (3), Nevada (2), and New Mexico (1), for a total of approximately $151.5 million.

     In December 1993, the Company sold its 208 apartment unit community in North Carolina for approximately $7.3 million.

     In March 1994, the Company acquired two multifamily communities in Phoenix, Arizona and a multifamily community in Tucson, Arizona, containing 1,092 apartment units for an aggregate purchase price of approximately $67.3 million.

     In May 1994, the Company acquired a portfolio of eight multifamily communities in Tulsa, Oklahoma and six multifamily communities in Oklahoma City, Oklahoma, containing 5,101

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (Continued)



(4)  MULTIFAMILY COMMUNITIES (CONTINUED)

     apartment units for an aggregate purchase price of approximately $133 million.

     In December 1994, the Company acquired the Holly Communities for approximately $254.9 million.

     In 1995, the Company combined the operations of two of its Tacoma, Washington communities into one community known as Ridgetop, consisting of 221 apartment units.

     During 1995, the Company sold four of its Oklahoma communities containing a total of 1,980 apartment units for an aggregate of $36.7 million.

     In 1995, the Company sold three of its Washington communities containing a total of 265 apartment units for an aggregate of approximately $10.1 million. The Company held a 50% interest in two of these communities.

     The Company currently has four multifamily projects under development totaling 1,004 apartment units with an estimated cost of approximately $85.2 million (collectively, the "Development Communities"). The Company expects to fund the construction of its Development Communities from its working capital and with proceeds from the Bank of Boston Credit Facility (Note 7) and the Blue Ridge tax exempt mortgage (Note 5). Two of these projects, Blue Ridge and Bear Creek Run II, are being developed pursuant to fixed-price contracts and are estimated to cost approximately $59.5 million in total, including certain development and incentive fees payable to the developer. The Company is committed to purchase 100% of these projects upon completion and the achievement of certain occupancy levels. During the year ended December 31, 1995, the Company capitalized $1.2 million of interest to the Development Communities.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


(5)  MORTGAGE NOTES PAYABLE

     Mortgage notes payable at December 31, 1995 and 1994 aggregated $77.1 million and $208.9 million, respectively, and were collateralized by 8 and 59 multifamily communities, respectively. At December 31, 1995 and 1994, mortgage notes payable net of discounts consist of the following:

COMMUNITY SECURING             MATURITY       STATED INTEREST                BALANCE
                                                                      ---------------------
      DEBT                       DATE               RATE              12/31/95     12/31/94
---------------------        -----------      ----------------        ---------   ---------
                         (000S)                                          (  0  0  0  S  )
The Pointe at South
  Mountain                        3/2000                  7.50% (A)    $ 12,900    $ 12,900
Parkwood East                     3/1996 (B)             9.625%           4,928       4,968
Crown Court                      11/1997                  9.05%           5,767       5,848
The Hamptons                     11/2001                  8.48%           6,100       6,100
Merrill Creek                    11/1998                  8.00%           5,738       5,568
Blue Ridge (C)                   12/2035              Variable  (D)      14,755        --
Ironwood at the Ranch (C)        12/2019          Average 7.34%           6,150       6,225
The Marks (C)                    12/2018                  6.00%          10,337      10,534
Warwick Station (C)              12/2018                  6.00%          10,462      10,666
Key Bank Lines of Credit     Repaid 2/95             Prime + 1%            --         2,487
5 Oklahoma Communities       Repaid 1/95          LIBOR + 2.65%            --        28,000
REMIC (29 Communities)       Repaid 9/95          LIBOR + 1.14% (E)        --       115,562
                                                                      ---------   ---------
                                                               TOTAL   $ 77,137    $208,858
                                                                      =========   =========

(A)  8.0% after May 1, 1996.
(B)  Loan repaid in January, 1996.
(C)  Mortgage secures tax exempt bonds.
(D) Rate approximates the Standard & Poor's/J.J. Kenney index for short term high grade tax exempt bonds (currently 3.50%).
(E)  Rate was capped at 5.39%.

     During 1995 the Company recognized an extraordinary loss of $5.6 million from the early extinguishment of debt. The loss was primarily attributable to a 1% prepayment penalty incurred for the retirement of the REMIC and a non-cash charge for the sale of the related interest rate protection agreement.

     The tax exempt bonds which are secured by the Blue Ridge mortgage are backed by a letter of credit from a AAA rated financial institution. The Company has guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon.

     The fair market value of the fixed rate mortgage notes, estimated by discounting cash flows and adjusting the results for subjective factors including loan to value ratios, approximates the carrying amount of the mortgage notes. The fair market value of the variable rate mortgage notes is considered to be the carrying amount.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     (6)  CONVERTIBLE NOTE PAYABLE

          In connection with its initial public offering, the Company issued a $56.5 million convertible note (the "Convertible Note") in modification of approximately $56.5 million of non-recourse participating mortgage notes secured by liens on nine of the Communities. The holder of the Convertible Note was General Electric Capital Corporation ("GECC"). Interest on the Convertible Note was payable quarterly at an adjustable rate equal to LIBOR plus 1.75% until the second anniversary of its issuance and thereafter at a rate equal to LIBOR plus 3.75%.

          In 1993, the Company prepaid $9.6 million of the Convertible Note. In 1994, the Company prepaid the remaining balance of the Convertible Note. GECC did not exercise its option to convert any portion of the prepaid amounts.

     (7)  CREDIT FACILITIES

          In June 1995, the Company modified its $150 million revolving credit facility from The First National Bank of Boston (the "Bank of Boston Credit Facility") to reduce the interest rate on advances under the facility to LIBOR + 1.50% and eliminate the need for communities to serve as collateral for such borrowings. Proceeds from the Bank of Boston Credit Facility may be used to provide short-term financing for acquisitions, development, capital expenditures, repayment of indebtedness and related expenditures. All outstanding borrowings under the Bank of Boston Credit Facility will be due and payable on June 30, 1998 with a provision for annual one year extensions subject to bank approval. The Company is obligated to pay a fee equal to one-quarter of one percent (.25%) per annum on the average daily amount of the unused portion of the commitment during the revolving loan period. Borrowings under the facility will bear interest at either (i) The First National Bank of Boston's base rate (which is substantially similar to the prime rate) or (ii) 1.50% per annum above the Eurodollar Rate (which is substantially similar to LIBOR), at the Company's option. The average interest rate on the Bank of Boston Credit Facility during 1995 was 7.9%.

          The Bank of Boston Credit Facility is a recourse obligation of the Company. The Bank of Boston Credit Facility contains various customary loan covenants, and requires the Company to maintain its status as a REIT, to maintain a ratio of total consolidated liabilities to total consolidated assets of not more than 0.55 to 1, to maintain a ratio of total consolidated secured debt to gross consolidated real estate assets of not more than 0.4 to 1, to maintain a ratio of total consolidated unencumbered operating real estate assets to total consolidated unsecured debt of not less than 1.8 to 1, and to maintain an overall debt service coverage ratio of at least 2 to 1. The facility also limits the number of development projects the Company may undertake. The Bank of Boston Credit Facility is cross-defaulted with respect to certain other borrowings of the Company. As of December 31, 1995 the Company had no balance outstanding on the Bank of Boston Credit Facility.

          In 1994, the Company terminated its $45 million credit facility with GECC (the "GECC Credit Facility"). In connection with any advance under the GECC Credit Facility, the Company was obligated to pay an advance fee equal to 1% of the amount of such borrowing. Borrowings under the facility bore interest at an adjustable rate equal to LIBOR plus 2.50%, payable monthly.

          In connection with the Holly Acquisition, the Company assumed two unsecured credit

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

          facilities from Key Bank of Washington which bore interest at Key
               Bank's prime rate

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(7)       CREDIT FACILITIES (CONTINUED)

          plus one percent (1%). Both of these facilities were repaid and terminated in February 1995.

          The fair market value of the credit facilities is considered to be the carrying amount.

(8)       SENIOR UNSECURED NOTES

          In January 1995, the Company sold $100 million of 9.375% investment grade senior unsecured notes due February 1, 2002 (the "2002 Notes"). The 2002 Notes were were priced 99.396% to yield 9.495% and have an effective interest cost to the Company of 9.65% after giving effect to an interest rate protection agreement. The 2002 Notes, which are rated Baa3 by Moody's and BBB by Standard & Poor's and Duff & Phelps, are redeemable at any time after February 1, 2000, at the option of the Company, subject to certain make whole provisions as defined in the 2002 Notes. The net proceeds from the sale of the 2002 Notes were used to prepay the remaining balance of a mortgage on five Oklahoma communities and to repay a portion of the Bank of Boston Credit Facility.

          In August 1995, the Company sold $125 million of investment grade senior unsecured notes, which are rated Baa3 by Moody's and BBB by Standard & Poor's and Duff & Phelps. $55 million of these notes (the "2000 Notes") bear interest at 7.25%, are due on August 15, 2000, and were priced at 99.381% to yield 7.40%. $70 million of these notes (the "2005 Notes") bear interest at 7.75%, are due on August 15, 2005, and were priced at 98.785% to yield 7.93%. The 2005 Notes are redeemable at any time after August 24, 2002, at the option of the Company, subject to certain make whole provisions as defined in the 2005 Notes. The net proceeds from the sale of the 2000 Notes and the 2005 Notes were used to repay the outstanding balances of the Bank of Boston Credit Facility and the REMIC.

          The 2000 Notes, 2002 Notes, and 2005 Notes contain various customary loan covenants, and also require the Company to maintain its status as a REIT, to maintain a ratio of total consolidated debt to total consolidated assets of not more than 0.6 to 1, to maintain a ratio of total consolidated secured debt to total consolidated assets of not more than 0.4 to 1, to maintain a ratio of total consolidated unencumbered assets to total consolidated unsecured debt of not less than 1.5 to 1, and to maintain an overall debt service coverage ratio of not less than 1.5 to 1.

          The fair market value of the senior unsecured notes, determined by reference to various market data, aggregates approximately $240 million at December 31, 1995.

          The Company's long-term debt obligations, including the mortgage notes payable (Note 5) and the senior unsecured notes, as of December 31, 1995, require aggregate principal (or principal sinking fund, as applicable) payments (before giving effect to applicable discounts) as follows:

                          YEAR                                AMOUNT
                        --------                           -----------
                          1996                          $  5.6 million
                          1997                             6.3 million
                          1998                             6.1 million
                          1999                             0.6 million
                          2000                            68.6 million
                          Thereafter                    $215.3 million

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



(9)       TRANSACTIONS WITH AFFILIATES

          In connection with the Holly Acquisition, the Company entered into a two-year consulting agreement with David M. Kelley, the brother of the Company's Vice Chairman, Daniel M. Kelley. Under the agreement, David Kelley will consult with and advise the Company with respect to the construction of certain development projects in the Puget Sound region of the State of Washington and will receive an annual consulting fee of $170,000. In addition, pursuant to the merger agreement with Holly, David Kelley was granted options to purchase 100,000 common shares at an exercise price of $21 per share.

          In connection with the construction by the Company of one of its development projects, a construction management contract was entered into with DRK Development, Inc. ("DRK"), the stock of which is owned solely by D. Reed Kelley, the nephew of Daniel M. Kelley. During 1995, DRK was paid $132,000 under this contract.

(10)      SHAREHOLDERS' EQUITY

          In July 1993, the Company completed a public offering of 2,594,000 common shares of beneficial interest at $25 per share. The net proceeds from this offering were approximately $60.5 million and were used for the acquisition of communities, the repayment of adjustable rate debt and working capital purposes.

          In November 1993, the Company completed a public offering of 4,000,000 shares of Series A Cumulative Convertible Preferred Shares ("Series A Preferred Shares") at $25 per share. The rating on the Series A Preferred Shares was upgraded to an investment grade level of BBB- by both Standard & Poor's and Duff & Phelps in August 1995. The holders of the Series A Preferred Shares are entitled to an annual cash distribution of $1.75 per share, payable quarterly, and a liquidation preference of $25 per share plus accrued and unpaid distributions. The Series A Preferred Shares are convertible at any time at the option of the holder at a conversion rate of approximately .8122 common shares for each Series A Preferred Share. The Series A Preferred Shares are not redeemable prior to November 1, 1998. On or after November 1, 1998, the Series A Preferred Shares can be redeemed, in whole or in part, at the option of the Company, at an initial conversion rate of $25.875 per share and thereafter at prices declining to $25 per share on and after November 1, 2003.

          In August 1994, the Company completed a private offering to domestic and foreign institutional investors of 1,550,000 common shares of beneficial interest at $21 per share. The net proceeds from this offering were approximately $31 million and were used for the repayment of certain adjustable rate debt. These shares were registered for trading in January, 1995.

          In connection with the Holly Acquisition, the Company issued 5,985,168 common shares of beneficial interest at $20 per share in exchange for all of the outstanding common shares of Holly.

          In April 1995, the Company implemented a dividend reinvestment and share purchase plan (the "DRIP"). One million common shares have been allocated for the DRIP. This plan allows shareholders to acquire additional shares by automatically reinvesting dividends and making optional cash payments. During 1995, the Company issued 81,376 new common shares to shareholders who elected to participate in this plan at an average price of $20.74 per share.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(10)      SHAREHOLDERS' EQUITY (CONTINUED)

          In August 1995, the Company issued 2,300,000 Series B Cumulative Redeemable Preferred Shares ("Series B Preferred Shares") at $25 per share. The Series B Preferred Shares carry an investment grade rating of BBB- from both Standard & Poor's and Duff & Phelps and are rated Ba1 by Moody's. The holders of the Series B Preferred Shares are entitled to an annual cash distribution of $2.4125 per share, payable quarterly, and a liquidation preference of $25 per share plus accrued and unpaid distributions. The Series B Preferred Shares are not redeemable prior to August 24, 2000. On or after August 24, 2000, the Series B Preferred Shares can be redeemed, in whole or in part, at the option of the Company, at a redemption price of $25 per share. The Series B Preferred Shares rank pari passu with the Company's Series A Preferred Shares.

          As described in Note 2, the Company has elected to be treated, for federal income tax purposes, as a REIT. As such, the Company is required to distribute annually, in the form of dividends to its shareholders, at least 95% of its taxable income. In reporting periods where taxable income exceeds net income, shareholders' equity will be reduced by the distributions in excess of net income in such period; and will be increased by the excess of net income over distributions in reporting periods where net income exceeds taxable income. For tax reporting purposes, a portion of the dividends declared during the years ended December 31, 1995, 1994 and 1993 represents a return of capital.

          For federal income tax purposes, the following summarizes the taxability of dividends paid in 1995:


                                   COMMON SHARES              PREFERRED SHARES
                                   -------------              ----------------
         SHARES
         ------                DIVIDEND     PERCENTAGE     DIVIDEND     PERCENTAGE E
                               --------     -----------    --------     ------------
       Ordinary Income      $12.90 million       39.65%   $8.93 million        99.54%
       Capital Gain           0.15 million        0.46     0.04 million         0.46
       Return of Capital     19.49 million       59.89              --           --
                            --------------      ------   --------------       ------
                            $32.54 million      100.00%   $8.97 million       100.00%
                            ==============      ======   ==============       ======

(11)  SHARE OPTION PLAN, LOANS TO SHAREHOLDERS AND DEFERRED COMPENSATION

      The Company has adopted certain incentive plans for the purpose of attracting and retaining the Company's trustees, officers and employees. The Company has established Share Option Plans (the "Option Plans") which reserved 1,332,900 common shares for issuance under the Option Plans. Options granted under the Option Plans expire ten years from the date of grant and contain certain share appreciation rights. Options outstanding for the periods ended December 31, 1995 and 1994 are as follows:

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(11) SHARE OPTION PLAN, LOANS TO SHAREHOLDERS AND DEFERRED COMPENSATION (CONTINUED)

     December 31, 1994 (issued at between
        $18.94 and $29.38 per share)                           813,875
        Issued in 1995 (at between $21.63 and $22.50 per
         share)                                                229,150
               Exercised in 1995                                 --
                                                             ---------
     December 31, 1995                                       1,043,025
                                                             =========


     In December 1993, five shareholders who are officers of the Company purchased 52,131 of the Company's common shares at the average market price of $26.375 per share. In December 1994, seven shareholders who are officers of the Company purchased 181,250 of the Company's common shares at the average market price of approximately $19.44 per share. In December 1995, four shareholders who are officers of the Company purchased 38,462 of the Company's common shares at the average market price of approximately $22.75 per share. The Company financed these purchases with loans that are secured by the shares, bear no interest and mature in ten years. One twentieth of each loan will be forgiven each year for ten years so long as the officer is still employed by the Company. Approximately $244,922 of these loans were forgiven during 1995.

     In December 1995, one of these officers retired from the Company effective February 2, 1996. At such time, the shares securing the $59,375 unforgiven balance of his loan were returned to the Company.

     In December 1993, the Company granted 52,131 restricted common shares to its officers. The grants will vest and become unrestricted, ratably over a five year period on each anniversary of the stock grant assuming that each recipient is employed by the Company on such anniversary, and assuming that the Company has achieved certain annual performance requirements based upon growth in its Funds From Operations. The maximum vesting would be approximately $275,000 per annum. Approximately $275,000 of these shares vested and became unrestricted during 1995.

(12) COMMITMENTS AND CONTINGENCIES

     The Company owns a 50% interest in a community containing 76 apartment units located in downtown Seattle (the "JV Community"). The other 50% partner is a wholly owned subsidiary of Weyerhaeuser Real Estate Company ("Weyerhaeuser").

     The JV Community is subject to indebtedness in the aggregate amount of approximately $7.5 million as of December 31, 1995 with a weighted average interest rate of 7.7% per annum during 1995, maturing in December, 1998. The Company and Weyerhaeuser have each provided a letter of credit of approximately $418,000.

     Two of the communities transferred to the Company, Countryside and The Overlook (the "San Antonio Communities"), were transferred subject to existing contract rights between the Company and affiliates of Laramie Associates (collectively, "Laramie") which are unaffiliated with the Company. Pursuant to these contracts, Laramie has certain rights relating to a subsequent sale of each of the San Antonio Communities, including consent to sale until December 1996 and a right of first refusal to match a bona fide third party offer. In addition, Laramie could receive 1% of annual net cash flow from operations of the San Antonio Communities and 15% to 20% of net proceeds from sales of such San Antonio

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(12) COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Communities based upon the achievement of certain levels of cash flow from operations, none of which were achieved during 1995, subordinated to significant priorities in favor of the Company.

     The Company has entered into employment agreements with each of its officers. Such agreements are for terms which expire between December 1997 and December 1998, and provide for aggregate annual base salaries of $1.2 million, $1.2 million and $1.0 million in 1996, 1997 and 1998, respectively. One of the Company's officers retired effective February 2, 1996. Pursuant to his employment agreement, the officer is to receive $165,000 which has been included in general and administrative expense at December 31, 1995.

     As a commercial real estate owner, the Company is subject to potential environmental costs. At this point in time, management of the Company is not aware of any environmental concerns that would have a material adverse effect on the Company's financial position or future results of operations.

     In 1994 the Company adopted a defined contribution savings plan pursuant to
     Section 401 of the Internal Revenue Code. Under such a plan there are no prior service costs. All employees are eligible to participate in the plan after one year of service. Employer contributions are made based on a discretionary amount determined by the Company's management. Employer contributions, if any, are based upon the amount contributed by an employee. During 1995 and 1994 the Company made contributions of approximately $29,000 and $5,400, respectively.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


(13) UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY INFORMATION

     Summarized consolidated quarterly financial information for the years ended December 31, 1995 and 1994 is as follows:

                                                  THREE MONTHS ENDED (UNAUDITED)
                                ------------------------------------------------------------

                                DECEMBER 31   SEPTEMBER 30     JUNE 30      MARCH 31
                                ------------  -------------  -----------  ------------
1995
----

Revenue                         $33,169,285    $32,666,357   $32,654,707   $32,741,853
Expenses                         27,684,240     28,927,920    28,636,040    28,743,394
Gain (loss) on sale
  of communities                 (1,335,057)      (162,849)      678,618            --
(Loss) on early
  extinguishment of debt           (423,684)    (5,129,364)           --            --
                                -----------    -----------   -----------   -----------
Net income (loss)                 3,726,304     (1,553,776)    4,697,285     3,998,459
Preferred dividends               3,137,101      2,335,580     1,750,000     1,750,000
                                -----------    -----------   -----------   -----------
Net income (loss) available
   for common shareholders      $   589,203    $(3,889,356)  $ 2,947,285   $ 2,248,459
                                ===========    ===========   ===========   ===========
Net income (loss) per common
   share                              $0.03         $(0.23)        $0.18         $0.13
                                ===========    ===========   ===========   ===========
Weighted average number of
   common shares outstanding     16,987,603     16,944,495    16,909,403    16,909,311
                                ===========    ===========   ===========   ===========

                                                  THREE MONTHS ENDED (UNAUDITED)
                                --------------------------------------------------------------

                                DECEMBER 31  SEPTEMBER 30     JUNE 30     MARCH 31
                                -----------  -------------  -----------  -----------
1994
----

Revenue                         $25,266,114   $23,273,236   $19,285,615  $14,968,942
Expenses                         22,687,287    22,338,675    16,401,383   11,871,978
                                -----------   -----------   -----------  -----------
Net income                        2,578,827       934,561     2,884,232    3,096,964
Preferred dividends               1,750,000     1,750,000     1,750,000    1,750,000
                                -----------   -----------   -----------  -----------
Net income (loss) available
   for common shareholders      $   828,827   $  (815,439)  $ 1,134,232  $ 1,346,964
                                ===========   ===========   ===========  ===========
Net income (loss) per common
   share                              $0.07       $( 0.09)        $0.12        $0.15
                                ===========   ===========   ===========  ===========
Weighted average number of
   common shares outstanding     11,949,366     9,917,350     9,192,893    9,192,893
                                ===========   ===========   ===========  ===========

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                        September 30,   December 31,
                                                                             1996           1995
                                                                       --------------   ------------
ASSETS                                                                   (Unaudited)
Real estate assets, at cost:
   Land                                                                  $107,724,296   $105,121,296
   Buildings and improvements                                             621,593,451    605,087,385
                                                                       --------------   ------------
                                                                          729,317,747    710,208,681
      Less, accumulated depreciation                                      (77,391,952)   (58,490,833)
                                                                       --------------   ------------
                                                                          651,925,795    651,717,848
   Construction in progress                                                44,152,513     26,189,876
                                                                       --------------   ------------
                                                                          696,078,308    677,907,724
Cash and cash equivalents                                                   7,979,044     29,444,008
Restricted cash                                                             9,812,876     12,916,328
Note receivable                                                            17,800,000             --
Deferred financing costs                                                    5,092,396      5,928,869
Prepaid and other assets                                                    3,060,521      3,441,408
                                                                       --------------   ------------

Total Assets                                                             $739,823,145   $729,638,337
                                                                       ==============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Senior unsecured notes                                                $223,446,986   $223,306,778
   Mortgage notes payable                                                  83,299,168     77,136,941
   Unsecured credit facilities                                             26,000,000             --
   Accrued expenses and other liabilities                                  10,812,069     16,403,724
   Dividends payable                                                       11,430,568     11,310,053
   Security deposits                                                        3,130,949      3,122,229
                                                                       --------------   ------------

Total Liabilities                                                         358,119,740    331,279,725
                                                                       ==============   ============

Commitments and contingencies
                                                                                   --             --
Shareholders' Equity:
   Shares of beneficial interest, 100,000,000 shares authorized -
      3,999,800 Series A Convertible Preferred Shares, $.01 par value per share, liquidation preference $25 per share, issued and
      outstanding;                                                             39,998         39,998
      2,300,000 Series B Preferred Shares,
      $.01 par value per share, liquidation preference $25 per share,
      issued and outstanding;                                                  23,000         23,000
      17,099,935 and 17,026,342 Common Shares,
      $.01 par value per share, issued and outstanding at
      September 30, 1996 and December 31, 1995, respectively                  170,999        170,264
   Paid in capital in excess of par value                                 461,298,347    459,634,825
   Distributions in excess of net income                                  (72,544,562)   (55,284,084)
   Deferred compensation and shareholder loans receivable                  (7,284,377)    (6,225,391)
                                                                       --------------   ------------

Total Shareholders' Equity                                                381,703,405    398,358,612
                                                                       --------------   ------------

Total Liabilities and Shareholders' Equity                               $739,823,145   $729,638,337
                                                                       ==============   ============

See accompanying notes.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                 Three Months Ended              Nine Months Ended
                                                    September 30,                  September 30,
                                              -------------------------     -------------------------
                                                  1996         1995             1996         1995
                                              -----------  ------------     -----------  ------------
 REVENUE
    Rental income                             $30,867,109   $30,412,342      $91,927,097  $92,729,331
    Other income                                1,422,872     1,256,973        4,188,626    3,925,625
    Interest income                               462,684       997,042        1,036,639    1,407,961
                                              -----------   -----------      -----------  -----------
       Total Revenue                           32,752,665    32,666,357       97,152,362   98,062,917
                                              -----------   -----------      -----------  -----------

 EXPENSES
    Property operating and maintenance         10,572,609    10,946,077       30,476,387   30,416,293
    Real estate taxes                           2,209,733     2,223,406        7,071,939    7,225,919
    Depreciation and amortization               6,613,789     6,686,373       19,630,133   20,173,985
    Property management                         1,078,700     1,212,780        3,450,957    3,765,085
    Interest                                    5,745,851     7,164,290       16,908,535   21,358,191
    General and administrative                    783,837       623,840        2,592,795    3,067,707
                                              -----------   -----------      -----------  -----------
       Total Expenses                          27,004,519    28,856,766       80,130,746   86,007,180
                                              -----------   -----------      -----------  -----------

 Gain (loss) on sale of communities                    --      (162,849)              --      515,769
 (Loss) on JV communities                         (16,334)      (71,154)         (52,639)    (300,174)
                                              -----------   -----------      -----------  -----------

 Net income before extraordinary items          5,731,812     3,575,588       16,968,977   12,271,332

 Extraordinary item - (loss) on early
    extinguishment of debt                             --    (5,129,364)              --   (5,129,364)
                                              -----------   -----------      -----------  -----------

 Net income (loss) after extraordinary items    5,731,812    (1,553,776)      16,968,977    7,141,968

 Preferred dividends                            3,137,100     2,335,580        9,411,300    5,835,580
                                              -----------   -----------      -----------  -----------

 Income (loss) available for
    common shareholders                       $ 2,594,712   $(3,889,356)     $ 7,557,677  $ 1,306,388
                                              ===========   ===========      ===========  ===========

 Net income (loss) per common share
    before extraordinary items                $      0.15   $      0.07      $      0.44  $      0.38
                                              ===========   ===========      ===========  ===========

Net income (loss) per common share
    after extraordinary items                 $      0.15   $     (0.23)     $      0.44  $      0.08
                                              ===========   ===========      ===========  ===========

 Weighted average number of common
    shares outstanding                         17,053,683    16,944,495       17,041,029   16,921,199
                                              ===========   ===========      ===========  ===========

 Cash dividends declared per common
    share                                     $     0.485   $     0.480      $     1.455  $     1.440
                                              ===========   ===========      ===========  ===========

See accompanying notes.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)




                                                                Nine Months Ended September 30,
                                                                -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                1996             1995
                                                                -------------     -------------
   Net income                                                    $ 16,968,977     $   7,141,968
   Adjustments to reconcile net income
      to net cash provided by operating activities:
      Depreciation and amortization                                20,123,736        22,552,596
      Amortization of deferred compensation and
      shareholder loans receivable                                    191,014           389,942
      (Gain) loss on sale of communities                                   --          (515,769)
      Non-cash loss on early extinguishment of debt                        --         3,950,399
      Decrease (increase) in assets
         Escrow cash                                                   59,106         1,416,760
         Debt service reserve                                       3,044,346        (1,077,327)
         Rent receivables                                            (176,465)          263,266
         Prepaid and other assets                                     222,482            90,457
      (Decrease) increase in liabilities
         Accounts payable                                          (1,796,054)          932,170
         Accrued expenses and other liabilities                    (3,795,601)       (2,406,278)
         Security deposits                                              8,720            29,107
                                                                 ------------     -------------
      Net cash provided by operating activities                    34,850,261        32,767,291
                                                                 ------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Net proceeds from sale of real estate assets                            --        16,633,289
   Investment in real estate assets                               (25,671,703)      (16,571,243)
   Investment in note receivable                                  (17,800,000)               --
                                                                 ------------     -------------
      Net cash provided by (used in) investing activities         (43,471,703)           62,046
                                                                 ------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from mortgage notes payable                                    --           794,971
   Net proceeds from senior unsecured notes                                --       223,205,050
   Net proceeds (payment) from credit facilities                   26,000,000      (140,000,000)
   Payment of deferred financing costs                                (96,783)       (4,362,601)
   Principal payments on mortgage notes                            (5,052,056)     (145,547,966)
   Distributions to shareholders                                  (34,108,941)      (29,092,331)
   Net proceeds from dividend reinvestment plan                       404,788           784,261
   Net proceeds from preferred equity offering                             --        55,426,733
   Net proceeds from exercise of options                                9,470                --
                                                                 ------------     -------------
      Net cash provided by (used in) financing activities         (12,843,522)      (38,791,883)
                                                                 ------------     -------------

   Net (decrease) in cash and cash equivalents                    (21,464,964)       (5,962,546)
   Cash and cash equivalents, beginning of period                  29,444,008        13,152,692
                                                                 ------------     -------------
   Cash and cash equivalents, end of period                      $  7,979,044     $   7,190,146
                                                                 ============     =============

SUPPLEMENTAL INFORMATION:
   Cash paid during the period for interest                      $ 22,123,549     $  18,002,168
   Third quarter dividends declared                              $ 11,430,568     $  10,471,197

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
   Cost of assets acquired                                       $ 17,512,162     $          --
   Net cash paid                                                   (6,312,162)               --
                                                                 ------------     -------------
   Purchase money and other mortgage notes assumed               $ 11,200,000     $          --
                                                                 ============     =============

   Net sales price of assets sold                                $         --     $  29,198,289
   Net cash received                                                       --       (16,633,289)
                                                                 ------------     -------------
   Note receivable                                               $         --     $  12,565,000
                                                                 ============     =============

See accompanying notes.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   General

     Wellsford Residential Property Trust and Subsidiaries (the "Company") is a fully integrated and self administered equity real estate investment trust ("REIT") engaged in the acquisition, development and operation of multifamily communities located in the Southwest and Pacific Northwest regions of the United States. At September 30, 1996, the Company owned 75 multifamily communities containing 18,576 units. After the developments completed in October 1996, described in Note 2, the Company owns 18,974 units.

     The accompanying financial statements and related notes of the Company have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under generally accepted accounting principles have been condensed or omitted pursuant to such rule. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K f or the year ended December 31, 1995.

2.   Real Estate Investments

     In October 1996, the Company completed two development projects. The Village at Bear Creek II, a Denver, Colorado apartment community contiguous to the Company's existing Bear Creek community, contains 216 units and was developed at a cost of $18.8 million, including settlement of the developer's fixed price contract. The operations of the two Bear Creek communities have been combined. Seeley Lake III, a Tacoma, Washington apartment community developed as an expansion to the Company's Village at Seeley Lake community, contains 182 units and was developed at a cost of $9.5 million.

     In July 1996, the Company originated a $17.8 million mortgage on a 344 unit, newly constructed community in Tucson, Arizona known as Sonterra at Williams Centre (the "Sonterra Mortgage"). The Sonterra Mortgage bears interest at 9% per annum, matures in June 1999 and provides the Company with the exclusive option to purchase the community for $20.5 million through December 1997 and $21 million until December 1998.

     In May 1996, the Company purchased a parcel of land in Denver, Colorado for $2.1 million. The land is located contiguous to the Company's Blue Ridge development and will represent the second phase of the Company's Palomino Park project.

     In April 1996, the Company, through a wholly-owned subsidiary, acquired Marks West, a multifamily community containing 280 units located in Denver, Colorado, for approximately $18 million including the estimated cost for certain capital improvements. The acquisition was funded from cash on hand and the assumption of $11.2 million of tax-exempt bond financing. During October 1996, the Company remarketed the bonds which now bear interest at 6.65% and have a term of 30 years. The community's operations have been combined with those of The Marks, an existing community located contiguous to Marks West.

             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


3.   Capitalization

     In October 1996, the Company drew $20 million on its unsecured credit facility with The First National Bank of Boston (the "Bank of Boston Credit Facility"), primarily to settle the developer's fixed price contract on the Company's Village at Bear Creek II development upon its completion.

     In September 1996, three shareholders who are officers of the Company purchased 54,052 of the Company's common shares at the average market price of $23.125 per share. The Company financed these purchases with loans that are secured by the shares, bear no interest and mature in ten years. One twentieth of each loan will be forgiven each year for ten years so long as the officer is still employed by the Company.

     During the second and third quarters of 1996, the Company drew $26.0 million on the Bank of Boston Credit Facility to purchase a parcel of land, fund the Sonterra Mortgage and fund certain developments.

     In June 1996, the Company's Board of Trustees approved a stock repurchase plan which authorizes the Company to repurchase up to two million common shares. No shares have been repurchased through September 30, 1996.

     In January 1996, the Company prepaid it's $4.9 million mortgage on the community known as Parkwood East from cash on hand. This mortgage bore interest at 9.625% and would have matured March 1996.

4.   Earnings Per Share

     Net income per share was calculated using the weighted average number of shares outstanding of 17,038,070 and 16,921,199 for the nine months ended September 30,1996 and 1995, respectively. The Company declared a common dividend of $0.485 per common share, a Series A preferred dividend of $0.4375 per share, and a Series B preferred dividend of $0.603125 per share on September 17, 1996 payable to shareholders of record on September 27, 1996.

ITEM 7.

     C. Exhibits

        4.1 Indenture dated as of August 21, 1995 between Wellsford Residential Property Trust and United States Trust Company of
              New York as filed as Exhibit 10.17 to Wellsford's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

        4.2 Indenture dated as of October 25, 1996 between Wellsford Residential Property Trust and United States Trust Company of New York as filed as Exhibit 4.3 to Wellsford's Current Report on Form 8-K dated October 31, 1996 and incorporated herein by reference.

        4.3 Indenture dated as of January 30, 1995 between Wellsford Residential Property Trust and The First National Bank of Boston as filed as Exhibit 10.12 to Wellsford's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

        23    Consent of Ernst & Young LLP

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      EQUITY RESIDENTIAL PROPERTIES TRUST



     March 17, 1997                   By: /s/  Michael J. McHugh
    ----------------                  -----------------------------------
        (Date)                                 Michael J. McHugh
                                      Senior Vice President, Chief Accounting
                                      Officer and Treasurer